UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2017

ADURO BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37345	94-3348934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

740 Heinz Avenue Berkeley, California	94710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 848-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Section 5—Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below are the proposals voted upon at the Annual Meeting (the “Annual Meeting”) of Stockholders of Aduro Biotech, Inc. (the “Company”) held on June 8, 2017 at 740 Heinz Avenue, Berkeley, California 94710, along with the final voting results thereon:

Proposal 1—To elect the two Class II directors named below to serve until the 2020 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified. Each of the two named nominees was so elected, with the votes thereon at the Annual Meeting as follows:

	Final Voting Results
Nominees	For	Withheld	Broker Non-Votes
Ross Haghighat	42,095,023	15,907,798	5,577,296
Frank McCormick, Ph.D.	42,008,633	15,994,188	5,577,296

Proposal 2— To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. This proposal was approved by the requisite vote, with the votes thereon at the Annual Meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Votes
59,206,920	330,573	4,042,624	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADURO BIOTECH, INC.
Dated: June 12, 2017	By:	/s/ Jennifer Lew
Jennifer Lew
Senior Vice President of Finance